EXHIBIT 99.1

Gevity Reports First Quarter 2009 Operating Results

BRADENTON, Fla., May 11, 2009 (GLOBE NEWSWIRE) -- Gevity (Nasdaq:GVHR), a leading professional employer organization (PEO) that provides HR services to businesses nationwide, today reported a net loss from continuing operations for the first quarter of 2009 of $3.7 million or $0.15 per share, which compares to a net loss from continuing operations of $0.3 million or $0.01 per share for the first quarter of 2008. The net loss for the first quarter of 2009 also totaled $3.7 million as compared to a net loss of $1.6 million for the similar quarter in 2008.

First quarter operating results as compared to the same quarter a year ago were negatively affected by a 10.5% reduction in the average number of client employees paid, a lower gross profit per client employee combined with approximately $1.8 million of cost alignment charges and $1.6 million of merger-related expenses.

Revenues for the 2009 first quarter of $129.6 million increased 3.6% over 2008 fourth quarter revenues of $125.1 million, but declined 8.5% from the 2008 first quarter revenues of $141.7 million. The sequential increase in first quarter 2009 revenues over the fourth quarter of 2008 was due primarily to the seasonality of payroll-related taxes. The decline in revenues for the 2009 first quarter as compared to the similar quarter a year ago reflects the decrease in the average number of client employees paid and lower average professional service fees per client employee.

Gross profit for the 2009 first quarter totaled $25.6 million, which compares to $38.9 million for the fourth quarter of 2008 and $34.2 million for the first quarter 2008. The sequential decrease in gross profit from the 2008 fourth quarter to the 2009 first quarter was primarily attributable to favorable trends for workers' compensation costs recognized in the 2008 fourth quarter that were not present in the first quarter of 2009. The decline in gross profit for the 2009 first quarter compared to the 2008 first quarter was due to lower professional service fees and a lower margin generated from the Company's workers' compensation program.

Operating expenses totaled $31.4 million in the first quarter of 2009, as compared to $42.0 million in the fourth quarter of 2008 and $34.3 million for the 2008 first quarter. First quarter 2009 operating expenses, which included $1.8 million of cost alignment charges and $1.6 million of merger-related expenses, declined $10.6 million or 25.2% from the fourth quarter of 2008 due primarily to higher expense levels in 2008 owing to the inclusion of an $8.7 million impairment charge and higher incentive compensation expenses, offset in part by a reinsurance contract recovery of $1.7 million. First quarter 2009 operating expenses declined approximately $2.8 million or 8.2% from the 2008 first quarter due primarily to management's cost reduction efforts over the past year.

Similar to December 31, 2008, the Company had no borrowings outstanding under its revolving credit facility at March 31, 2009.

Client Portfolio

Gevity ended the first quarter of 2009 with 94,379 client employees, a decrease of 6.6% compared to 101,014 client employees at the end of the fourth quarter of 2008, and a decrease of 11.6% compared to 106,784 client employees at the end of the first quarter 2008. The Company produced sales of 6,295 new client employees during the 2009 first quarter, a 10.3% sequential increase over the 5,705 client employees in the fourth quarter of 2008 and a 39.7% increase over 4,506 new client employees in the first quarter of 2008.

Client employee attrition during the first quarter of 2009 totaled 12,930 client employees, a 44.2% increase over the fourth quarter 2008 of 8,969 client employees, and a 2.8% improvement over the 13,302 client employees of continuing business services in the first quarter of 2008. Client attrition continues to be primarily driven by economic conditions.

Special Meeting of Shareholders

As previously announced, the Company is holding a Special Meeting of Shareholders on May 20, 2009 at 10:00 am local time, at Gevity's Corporate Office, to consider and vote on the proposed merger with TriNet Group, Inc.

Conference Call

In view of the Company's entry into a definitive merger agreement with TriNet Group, Inc., management will not convene a conference call to discuss first quarter 2009 operating results.

About Gevity

As a leading provider of HR solutions, Gevity helps small businesses nationwide maximize performance through its world-class HR expertise and services -- including payroll, benefits, administrative processing, risk management, policies and procedures, new hire support, performance management, and employee development and retention. For more information, visit gevity.com.

A copy of this press release is also available online at gevity.com > newsroom & events.

Additional Information and Where to Find it

In connection with the proposed merger and required shareholder approval, Gevity has filed a proxy statement with the U.S. Securities and Exchange Commission (the "SEC"). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GEVITY AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC's web site at www.sec.gov. In addition, the documents filed by Gevity with the SEC may be obtained free of charge by contacting Gevity at Gevity HR, Inc., Attn: Investor Relations, 9000 Town Center Parkway, Bradenton, Florida 34202, telephone: 1-800-243-8489, extension 4034. Our filings with the SEC are also available on our website at gevity.com.

Participants in the Solicitation

Gevity and its officers and directors may be deemed to be participants in the solicitation of proxies from Gevity's shareholders with respect to the merger. Information about Gevity's officers and directors and their ownership of Gevity's common shares is set forth in the proxy statement for Gevity's 2009 Special Meeting of Shareholders, which was filed with the SEC on April 15, 2009. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Gevity and its respective officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which have been filed with the SEC.

Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company's actual results to differ materially from forward-looking statements contained in, or implied by, this news release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. Such statements are often expressed through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," "projection," "preliminary," "forecast" and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company's guidance, including the challenges to achieve its growth strategy, the completion of the merger, obtaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company's dependence on technology services, the adequacy of the Company's insurance-related loss reserves, the availability of insurance coverage for workers' compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company's acquisition strategy and its ability to successfully assimilate acquired entities, the Company's dependence on third-party technology licenses, the Company's dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company's quarterly results, variability in health insurance claims, state unemployment tax rates and workers' compensation rates, liabilities resulting from the Company's co-employment relationship with its clients, credit risks associated with the Company's large clients, short-termination provisions in the Company's professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company's geographic market concentration, collateral requirements of the Company's insurance programs, the ability of AIG, parent company of AIG Commercial Insurance, to continue as a going concern, regulatory compliance, the ultimate impact of the current economic environment, the liquidity of the financial markets, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an "employer" under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements and competition and the pending merger transaction with TriNet Group, Inc. These and other factors are described in the Company's filings with the Securities and Exchange Commission, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the year ended December 31, 2008. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

                   GEVITY HR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)

                                                       (Unaudited)
                                                       For the Three
                                                       Months Ended
                                                         March 31,
                                                    ------------------
                                                      2009      2008
                                                    --------  --------

 Revenues                                           $129,584  $141,698
 Cost of services (exclusive of depreciation and
  amortization shown below)                          104,008   107,458
                                                    --------  --------

 Gross profit                                         25,576    34,240
                                                    --------  --------
 Operating expenses:
  Salaries, wages and commissions                     17,197    18,776
  Other general and administrative                    10,881    11,549
  Depreciation and amortization                        3,367     3,936
                                                    --------  --------
   Total operating expenses                           31,445    34,261
                                                    --------  --------

 Operating loss                                       (5,869)      (21)
 Interest expense, net                                  (112)     (399)
 Other income (expense), net                              15       (24)
                                                    --------  --------
 Loss from continuing operations before income taxes  (5,966)     (444)
 Income tax benefit                                    2,288       173
                                                    --------  --------
 Loss from continuing operations                      (3,678)     (271)
 Loss from discontinued operations, net of tax           (30)   (1,344)
                                                    --------  --------
 Net loss                                           $ (3,708) $ (1,615)
                                                    ========  ========

 Loss from continuing operations per common share
  - diluted                                         $  (0.15) $  (0.01)
 Loss from discontinued operations per common share
  - diluted                                               --     (0.06)
                                                    --------  --------
 Net loss per common share - diluted                $  (0.15) $  (0.07)
                                                    ========  ========

 Weighted average common shares outstanding -
  diluted                                             24,304    23,207
                                                    ========  ========

                   GEVITY HR, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED BALANCE SHEETS
                           ($ in thousands)

                                             (Unaudited)   (Unaudited)
                                              March 31,   December 31,
                                                2009          2008
                                            ------------  ------------
                  ASSETS
 Current assets:
  Cash and cash equivalents                 $     29,317  $     32,537
  Marketable securities - restricted               4,850         4,836
  Accounts receivable, net                       117,327        97,897
  Short-term workers' compensation
   receivable, net                                24,371        51,920
  Other current assets                            11,919        14,041
                                            ------------  ------------
   Total current assets                          187,784       201,231
 Property and equipment, net                      17,005        18,524
 Long-term marketable securities -
  restricted                                       4,060         4,048
 Long-term workers' compensation
  receivable, net                                 68,373        63,413
 Intangible assets, net                               --         1,825
 Goodwill and other assets                        14,670        13,895
                                            ------------  ------------
   Total assets                             $    291,892  $    302,936
                                            ============  ============

    LIABILITIES AND SHAREHOLDERS' EQUITY

 Current liabilities:
  Accrued payroll and payroll taxes         $    141,284  $    125,571
  Accrued insurance premiums and health
   reserves                                       14,330        13,319
  Customer deposits and prepayments               11,761        31,793
  Deferred tax liability, net                      2,265         5,261
  Accounts payable and other accrued
   liabilities                                     9,067         9,645
                                            ------------  ------------
   Total current liabilities                     178,707       185,589
 Revolving credit facility                            --            --
 Other long-term liabilities                       4,472         4,432
                                            ------------  ------------
   Total liabilities                             183,179       190,021
 Total shareholders' equity                      108,713       112,915
                                            ------------  ------------
   Total liabilities and shareholders'
    equity                                  $    291,892  $    302,936
                                            ============  ============

                   GEVITY HR, INC. AND SUBSIDIARIES
           CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           ($ in thousands)

                                                       For the Three
                                                       Months Ended
                                                         March 31,
                                                        (Unaudited)
                                                    ------------------
                                                      2009      2008
                                                    --------  --------

 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                          $ (3,708) $ (1,615)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
    Depreciation and amortization                      3,367     4,037
    Impairment loss                                       --       532
    Loss on the disposal of property, net                 94        40
    Deferred tax benefit, net                         (2,705)     (528)
    Stock-based compensation                             585       280
    Excess tax expense from share-based arrangements      --       120
    Provision for bad debts                               60       392
    Other                                                 --        (3)
    Changes in operating working capital                 584   (18,714)
                                                    --------  --------
   Net cash used in operating activities              (1,723)  (15,459)
                                                    --------  --------

 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of marketable securities and
   certificates of deposit                               (26)      (90)
  Capital expenditures                                  (135)     (202)
                                                    --------  --------
   Net cash used in investing activities                (161)     (292)
                                                    --------  --------

 CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving credit facility          --    23,100
  Capital lease payments                                (150)      (80)
  Proceeds from exercise of stock options                 50       106
  Excess tax expense from share-based arrangements        --      (120)
  Dividends paid                                      (1,236)   (2,095)
                                                    --------  --------
   Net cash (used in) provided by financing
    activities                                        (1,336)   20,911
                                                    --------  --------

 Net (decrease) increase in cash and cash
  equivalents                                         (3,220)    5,160
 Cash and cash equivalents - beginning of period      32,537     9,950
                                                    --------  --------
 Cash and cash equivalents - end of period          $ 29,317  $ 15,110
                                                    ========  ========

                   GEVITY HR, INC. AND SUBSIDIARIES
               STATISTICAL DATA - CONTINUING OPERATIONS
                             (unaudited)

                                          Gevity Edge
                                    ----------------------
                                       1st         1st
                                     Quarter     Quarter    Percentage
                                       2009        2008       Change
                                    ----------  ----------  ----------

 Client employees at period end        94,379     106,784       -11.6%
 Clients at period end(1)               5,607       6,282       -10.7%
 Average number of client employees/
  clients at period end                    17          17         0.0%
 Average number of client employees
  paid(2)                              89,591     100,084       -10.5%
 Annualized professional service
  fees per average number of client
  employees paid(3),(4)             $   1,031   $   1,192       -13.5%
 Annualized total gross profit per
  average number of client
  employees paid(3)                 $   1,142   $   1,368       -16.5%
 Annualized operating (loss) income
  per average number of client
  employees paid(3)                 $    (262)  $     (1)         n/a

 (1) Client accounts as measured by individual client Federal Employer
     Identification Number ("FEIN").

 (2) The average number of client employees paid is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

 (3) Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid.

 (4) The annualized professional service fees is based upon
     information from the following table (in thousands):

                                              1st Quarter  1st Quarter
                                                  2009         2008
                                              -----------  -----------
 Revenues:
  Professional service fees                   $    23,091  $    29,829
  Employee health and welfare benefits             78,393       83,814
  Workers' compensation                            12,228       15,846
  State unemployment taxes and other               15,872       12,209
                                              -----------  -----------
  Total revenues                              $   129,584  $   141,698
                                              ===========  ===========

CONTACT:  Gevity
          Michael D. Mulholland, Vice President-Financial Planning,
           Corporate Development and Investor Relations
          1.800.2GEVITY (1.800.243.8489), x3007
          mike.mulholland@gevity.com